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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-144885, 333-116799, 333-105398, 333-105397, 333-103556, 333-65332, 333-52140, 333-59433, and 333-161771 on Form S-8 and Registration Statement No. 333-161770 on Form S-3 of our report relating to the consolidated financial statements and consolidated financial statement schedule of Georgia Gulf Corporation dated March 10, 2011 (February 24, 2012 as to the third paragraph of Note 2 and the consolidated statement of comprehensive income for the two years ended December 31, 2010), appearing in this Annual Report on Form 10-K of Georgia Gulf Corporation for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

February 24, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM